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EXHIBIT 16.1 LETTER FROM ARTHUR ANDERSEN LLP TO THE SECURITIES AND EXCHANGE
COMMISSION, DATED APRIL 1, 2002.




April 1, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Haggar Corp., which we understand will be filed with the Commission, pursuant to Item 4 (a) of Form 8-K, as part of the Company's Form 8-K report dated April 2, 2002. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



Arthur Andersen LLP